AMENDMENT

This Amendment (this "***Amendment***") is entered into as of June 3, 2013, by and between Tonaquint, Inc., a Utah corporation (the "***Company***"), and Silver Dragon Resources, Inc., a Delaware corporation ("***Borrower***").

A. Borrower previously issued to the Company a Secured Convertible Promissory Note dated February 15, 2011 and in the principal amount of $2,766,500.00 (the "***Note***").

B. The Note was issued pursuant to a Note and Warrant Purchase Agreement dated February 15, 2011 between the Company and Borrower (the "***Purchase Agreement***," and together with the Note and all other documents entered into in conjunction therewith, the "***Loan Documents***").

C. Borrower and the Company subsequently entered into an Amendment dated June 10, 2011 pursuant to which the Company agreed to accelerate certain payments totaling $271,561.64 under that certain Buyer Trust Deed Note #1 and that certain Buyer Trust Deed Note #2, each dated February 15, 2011 and in the principal amount of $200,000.00.

D. Borrower and the Company also entered into an additional Amendment dated January 31, 2012, pursuant to which the Company agreed to accelerate certain payments totaling $800,000.00 under that certain Buyer Note #3, that certain Buyer Note #4, that certain Buyer Note #5, that certain Buyer Note #6, that certain Buyer Note #7, and that certain Buyer Note #8, each dated February 15, 2011 and in the principal amount of $200,000.00.

E. Effective October 4, 2012, Borrower and the Company entered into that certain First Amendment to Amended and Restated Forbearance Agreement pursuant to which the Company agreed to accelerate certain payments totaling $120,000.00 under that certain Buyer Note #9 dated February 15, 2011 and in the principal amount of $200,000.00.

F. Borrower has requested that the Company accelerate certain payments totaling up to $120,000.00 (the "***Buyer Note Payment***") to be made under that certain Buyer Trust Deed Note #10 (the "***Buyer Note***") in the principal amount of $200,000 and dated February 15, 2011, issued by the Company in favor of Borrower.

G. The Company has agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to make the Buyer Note Payment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals; Consideration. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment. Furthermore, each party also acknowledges that the Company is not making any cash payments to Borrower for the accommodations granted to it herein. Rather, the only consideration being given by the Company is its agreement to waive certain prepayment conditions set forth in the Buyer Note

2. Buyer Note Payment. Concurrent with the execution of this Amendment, the Company shall pay to Borrower $60,000 as a prepayment of the Buyer Note (the "***First Payment***"). Additionally, beginning on the date that is thirty (30) days from the date hereof and continuing until the date that is one hundred eighty (180) days from the date hereof (the "***Second Payment Period***"), if at any time during the Second Payment Period all of the Second Payment Conditions (as defined below) are satisfied concurrently, the Company shall pay to Borrower an additional $60,000 (the "***Second Payment***") as a prepayment of the Buyer Note for a total prepayment of $120,000 (such First Payment and, if applicable, the Second Payment, the "***Payoff Amount***"). In the event the Second Payment Conditions are not all satisfied concurrently at any time during the Second Payment Period, the Company shall have no obligation to make the Second Payment but, nevertheless, the Buyer Note shall be deemed paid in full and all of the Company's obligations thereunder shall be fully satisfied. Upon Borrower's receipt of the Payoff Amount pursuant to the foregoing provisions of this Section 2, the Company and Borrower agree that, notwithstanding any provision contained in the Buyer Note or any of the other Loan Documents to the contrary, the Buyer Note shall be deemed paid in full and all of the Company's obligations thereunder shall be fully satisfied, and Borrower shall promptly return the Buyer Note to the Company for cancellation. For purposes hereof, the "***Second Payment Conditions***" shall mean that as of any given date (a) Borrower's Common Stock (as defined in the Purchase Agreement) is trading on a Principal Trading Market (as defined in the Purchase Agreement); (b) Borrower's Common Stock is eligible to be deposited in certificate form at the Depository Trust Company (the "***DTC***"), cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing the Company's brokerage firm for the benefit of the Company; (c) Borrower is current and has timely made all filings required to be made by it under the 1933 Act (as defined in the Purchase Agreement), the 1934 Act (as defined in the Purchase Agreement), Rule 144 (as defined in the Purchase Agreement), and any other laws or regulations of the Principal Trading Market and United States applicable to Borrower; (d) Borrower has fully complied with all reporting requirements of Rule 144, the 1933 Act and the 1934 Act; (e) the trailing ten (10) day average closing price of Borrower's Common Stock is greater than $0.10; and (f) the thirty (30) trading day trailing daily average and median dollar volume of Borrower's Common Stock are each greater than $25,000.00 per trading day.

3. Conversion Eligible Tranches. Borrower acknowledges and agrees that, even though the Buyer Note Payment is less than the full amount outstanding under the Buyer Note as of the date hereof, upon the Company's payment of the Buyer Note Payment to Borrower, the Tranche (as defined in the Note) that corresponds to the Buyer Note is fully paid for and shall become a Conversion Eligible Tranche (as defined in the Note) under the Note in the amount of $220,000 plus interest and other amounts accrued under the Note.

4. Ratification of the Note. The Note shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. The outstanding balance of the Note upon execution of this Amendment shall be as set forth on the signature page hereto, which sum includes $2,500.00 in attorneys' fees for the preparation of this Amendment. Notwithstanding the foregoing or anything herein or in the Note to the contrary, pursuant to that certain Payoff Letter between the Company and Borrower dated December 19, 2012 (as amended by that certain Extension to Payoff Letter between the Company and Borrower dated April 11, 2013) (the "***Payoff Letter***"), the Note shall be deemed paid in full should Borrower pay to the Company the sum of $2,132,548.92 (which sum includes $2,500 in attorneys' fees for

preparation of this Amendment) pursuant to the terms of the Payoff Letter on or before June 30, 2013. Any reference to the Note after the date of this Amendment is deemed to be a reference to the Note as amended by this Amendment. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of the Company under the Note, as in effect prior to the date hereof.

5. Representations and Warranties. In order to induce the Company to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent or approval of Borrower, and no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to the Company on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of the Company expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Loan Documents.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against the Company, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Loan Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by the Company shall not constitute an acknowledgment of or admission by the Company of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(e) Borrower represents and warrants that as of the date hereof no Events of Default (as defined in the Note) or Trigger Events (as defined in the Note) exist under the Loan Documents or have occurred prior to the date hereof.

6. Headings. The headings contained in this Amendment are for reference purposes only and do not affect in any way the meaning or interpretation of this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

8. Attorneys' Fees. If any action at law or in equity is brought by a party to enforce or interpret the terms of this Amendment, the Prevailing Party (as defined hereafter) shall be entitled to reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled. "***Prevailing Party***" shall mean the party in any litigation or enforcement action that prevails in the highest number of final rulings, counts or judgments adjudicated by a court of competent jurisdiction.

9. Severability. If any part of this Amendment is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Amendment shall remain in full force and effect.

10. Entire Agreement; Amendments. This Amendment, together with the Purchase Agreement, the Note, and all other Loan Documents, supersedes all other prior oral or written agreements between Borrower, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Amendment and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Borrower makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Amendment may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower, the Company and each of their respective successors and assigns. Borrower shall not assign any of its respective rights or obligations under this Amendment. The Company may assign all or a portion of its rights and obligations under this Amendment to one or more third parties on terms and conditions acceptable to the Company without the consent of Borrower, provided that the Company shall promptly provide notice of such assignment to Borrower.

12. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

13. Continuing Enforceability; Conflict Between Documents; Default. Except as otherwise modified by this Amendment, the Loan Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Amendment shall not be effective or binding unless and until it is fully executed and delivered by the Company and Borrower. If there is any conflict between the terms of this Amendment and the Loan Documents, the terms of this Amendment shall prevail. A material breach of this Amendment by Borrower shall constitute an Event of Default under the Note.

14. Governing Law; Venue. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party hereto submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Amendment and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing.

15. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

(i) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile or electronic mail transmission,

(ii) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, so long as receipt is acknowledged by an employee or representative of the Company or Borrower, as the case may be, provided if delivery is rejected by any party hereto, then such attempt shall be deemed a valid delivery of notice,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

If to Borrower:

Silver Dragon Resources, Inc.
Attn: Marc M. Hazout
5160 Yonge Street, Suite 803
Toronto, ON M2N 6L9
Canada

If to the Company:

Tonaquint, Inc.
Attn: John M. Fife
303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

with a copy to (which shall not constitute notice):

Hansen Black Anderson PLLC
Attn: Jonathan K. Hansen
2940 West Maple Loop Drive, Suite 103
Lehi, Utah 84043
Telephone: (801) 209-5558

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

Company Note Balance: $2,400,089.76

BORROWER:

SILVER DRAGON RESOURCES, INC.

By: ______________________________
Marc M. Hazout, Chief Executive Officer

THE COMPANY:

TONAQUINT, INC.

By: ______________________________
John M. Fife, President